Exhibit 99.906 CERT

certification

Kevin E. Wolf, Principal Executive Officer, and Jim Colantino, Principal Financial Officer of Northern Lights Variable Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer Northern Lights Variable Trust	Principal Financial Officer Northern Lights Variable Trust

/s/ Kevin E. Wolf	/s/ Jim Colantino
Kevin E. Wolf	Jim Colantino

Date:	9/3/2024	Date:	9/3/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.